Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Share Incentive Plan and the 2019 Share Incentive Plan of EHang Holdings Limited of our report dated April 20, 2020, with respect to the consolidated financial statements of EHang Holdings Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

April 21, 2020